UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

THE FORTEGRA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-4654674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10751 Deerwood Park Blvd. Suite 200
Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.     ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.     ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.     ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-275404
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.
The Fortegra Group, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.01, to be registered hereunder, contained under the heading “Description of Capital Stock” in the Registration Statement on Form S-1 (File No. 333-275404), as originally filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 8, 2023, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
Item 2.    Exhibits.
Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 5, 2024	THE FORTEGRA GROUP, INC.

	By:	/s/ Richard S. Kahlbaugh
	Name:	Richard S. Kahlbaugh
	Title:	President, Chief Executive Officer and Director